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          100 East Wisconsin Avenue             Offices in:
          Milwaukee, Wisconsin 53202-4108       Madison, Wisconsin
          FAX (414) 277-0656                    Manitowoc, Wisconsin
          Telephone (414) 271-6560              Chicago, Illinois
                                                (Michael Best & Friedrich LLC)

                                                Member: Lex Mundi,
                                                A Global Network of more than
                                                150 Independent Firms
                                                www.mbf-law.com



                                  June 5, 2000

Old Second Bancorp, Inc.
37 South River Street
Aurora, Illinois  60506


     RE:  REGISTRATION STATEMENT ON FORM S-8
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Gentlemen:

     You have requested our opinion as to the legality of shares of common stock of Old Second Bancorp, Inc. (the "Company") and the related participation interests offered pursuant to the Old Second Bancorp, Inc. Employees 401(k) Savings Plan and Trust (the "Plan") which are being registered with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-8 (the "Form S-8"). The Form S-8 relates to up to 60,000 shares of common stock, $1.00 par value per share (the "Shares"), of the Company, and the related participation interests under the Plan ("Interests"). As your counsel, we have examined such records and other documents as we deemed necessary for the purposes of this opinion and considered such questions of law as we believe to be involved. Based upon such examination and consideration, it is our opinion that the Shares and Interests will, when issued in accordance with the provisions of the Plan, be legally issued and will be valid and binding upon the Company and the Plan, respectively.

     We give our consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8 and the use of our name in connection therewith.

                                       Very truly yours,

                                       MICHAEL BEST & FRIEDRICH LLP